NEWS RELEASE

At Old Republic:	At Financial Relations Board:

Craig R. Smiddy, President and CEO	Analysts/Investors: Joe Calabrese 212/827-3772

OLD REPUBLIC REPORTS RESULTS FOR THE FOURTH QUARTER AND FULL YEAR 2024
Dollar amounts (other than per share amounts) are presented in millions, except as otherwise indicated.

CHICAGO – January 23, 2025 – Old Republic International Corporation (NYSE: ORI) today reported the following results for the fourth quarter and full year 2024:

•Fourth quarter net income per diluted share of $0.42, compared to $0.69 last year.
•Fourth quarter net operating income (net income excluding investment gains or losses) per diluted share of $0.90, compared to $0.69 last year.
•Consolidated pretax operating income of $285.0 for the quarter and $999.8 for the full year.
•Consolidated net premiums and fees earned increased 11.4% in the quarter and 9.0% for the full year.
•Net investment income increased 9.8% in the quarter and 16.4% for the full year.
•Fourth quarter consolidated combined ratio of 92.7%, compared to 93.3% last year; full year consolidated combined ratio of 93.9%, compared to 92.6% last year.
•Favorable loss reserve development of 2.9 points in the quarter, compared to 4.7 points last year.
•Total capital returned to shareholders of $733 during the quarter and $1,708 during the full year.
•Book value per share of $22.84, which inclusive of dividends declared (including a special cash dividend of $2.00 per share), was up 11.1% since year-end 2023.

OVERALL RESULTS

	Quarters Ended December 31,			Years Ended December 31,
	2024	2023	% Change	2024	2023	% Change
Pretax income	$130.6	$237.4		$1,069.7	$747.4
Pretax investment gains (losses)	(154.4)	0.2		69.9	(190.9)
Pretax income excluding investment gains (losses)	$285.0	$237.1	20.2%	$999.8	$938.4	6.5%

Net income	$105.1	$190.6		$852.7	$598.6
Net of tax investment gains (losses)	(121.9)	0.1		55.7	(150.8)
Net income excluding investment gains (losses)	$227.0	$190.4	19.2%	$797.0	$749.5	6.3%

Combined ratio	92.7%	93.3%		93.9%	92.6%

PER DILUTED SHARE

	Quarters Ended December 31,			Years Ended December 31,
	2024	2023	% Change	2024	2023	% Change
Net income	$0.42	$0.69		$3.24	$2.10
Net of tax investment gains (losses)	(0.48)	—		0.21	(0.53)
Net income excluding investment gains (losses)	$0.90	$0.69	30.4%	$3.03	$2.63	15.2%

SHAREHOLDERS' EQUITY (BOOK VALUE)

				Dec. 31,	Dec. 31,
				2024	2023	% Change
Total				$5,618.9	$6,410.7	(12.4)%
Per common share				$22.84	$23.31	(2.0)%

Old Republic International Corporation

Old Republic's business is managed for the long run. In this context management's key objectives are to achieve highly profitable operating results over the long term, and to ensure balance sheet strength for the insurance underwriting subsidiaries' obligations. Therefore, the evaluation of periodic and long-term results excludes consideration of all investment gains (losses). Under Generally Accepted Accounting Principles (GAAP), however, net income, inclusive of investment gains (losses), is the measure of total profitability.

In management's opinion, the focus on income excluding investment gains (losses), also described herein as operating income, provides a better way to analyze, evaluate, and establish accountability for the results of the insurance operations. The inclusion of realized investment gains (losses) in net income can mask trends in operating results because such realizations are often highly discretionary. Similarly, the inclusion of unrealized investment gains (losses) in equity securities can further distort such operating results with significant period-to-period fluctuations.

FINANCIAL HIGHLIGHTS
	Quarters Ended December 31,			Years Ended December 31,
SUMMARY INCOME STATEMENTS:	2024	2023	% Change	2024	2023	% Change
Revenues:
Net premiums and fees earned	$1,941.5	$1,743.6	11.4%	$7,310.8	$6,707.7	9.0%
Net investment income	170.3	155.1	9.8	673.1	578.3	16.4
Other income	44.5	42.0	5.9	177.6	163.1	8.9
Total operating revenues	2,156.4	1,940.8	11.1	8,161.6	7,449.3	9.6
Net investment gains (losses):
Realized from actual transactions and impairments	(24.2)	(53.8)		88.8	(67.0)
Unrealized from changes in fair value of equity securities	(130.1)	54.1		(18.9)	(123.9)
Total net investment gains (losses)	(154.4)	0.2		69.9	(190.9)
Total revenues	2,002.0	1,941.1		8,231.5	7,258.3
Operating expenses:
Loss and loss adjustment expenses	792.9	711.4	11.5	3,048.0	2,596.6	17.4
Underwriting, acquisition, and other expenses	1,061.1	975.7	8.8	4,036.4	3,843.6	5.0
Interest and other expenses	17.2	16.4	4.7	77.3	70.5	9.6
Total expenses	1,871.3	1,703.6	9.8%	7,161.7	6,510.8	10.0%
Pretax income	130.6	237.4		1,069.7	747.4
Income taxes	25.5	46.7		216.9	148.7
Net income	$105.1	$190.6		$852.7	$598.6

COMMON STOCK STATISTICS:
Components of net income per share:
Basic net income excluding investment gains (losses)	$0.92	$0.70	31.4%	$3.09	$2.65	16.6%
Net investment gains (losses):
Realized investment gains (losses)	(0.08)	(0.16)		0.27	(0.19)
Unrealized from changes in fair value of equity securities	(0.41)	0.16		(0.06)	(0.34)
Basic net income	$0.43	$0.70		$3.30	$2.12

Diluted net income excluding investment gains (losses)	$0.90	$0.69	30.4%	$3.03	$2.63	15.2%
Net investment gains (losses):
Realized investment gains (losses)	(0.07)	(0.15)		0.27	(0.19)
Unrealized from changes in fair value of equity securities	(0.41)	0.15		(0.06)	(0.34)
Diluted net income	$0.42	$0.69		$3.24	$2.10

Cash dividends declared on common stock	$2.265	$0.245		$3.060	$0.980

Old Republic International Corporation

The information presented in the following table highlights the most meaningful indicators of Old Republic's segmented and consolidated financial performance. The information underscores the performance of the Company's insurance underwriting subsidiaries, as well as the sound investment of their capital and underwriting cash flows.

Effective as of year-end 2024, the Company renamed its reportable segment formerly referred to as "General Insurance" to "Specialty Insurance." Management believes this name more appropriately reflects Old Republic's specialty P&C strategy, with 17 underwriting businesses focused on unique niche markets with specialized distribution, underwriting, claims, and risk control models.

Sources of Consolidated Income
	Quarters Ended December 31,			Years Ended December 31,
	2024	2023	% Change	2024	2023	% Change
Net premiums and fees earned:
Specialty Insurance	$1,237.2	$1,091.5	13.3%	$4,677.0	$4,119.2	13.5%
Title Insurance	701.6	645.4	8.7	2,619.1	2,562.8	2.2
Corporate & Other	2.6	6.5	(59.7)	14.6	25.6	(42.8)
Consolidated	$1,941.5	$1,743.6	11.4%	$7,310.8	$6,707.7	9.0%

Underwriting income (loss): (a)
Specialty Insurance	$100.9	$87.4	15.4%	$364.0	$406.0	(10.3)%
Title Insurance	39.1	28.7	36.1	79.7	75.4	5.7
Corporate & Other	(8.1)	(17.7)	54.2	(39.8)	(50.8)	21.8
Consolidated	$132.0	$98.5	34.0%	$404.0	$430.6	(6.2)%

Consolidated combined ratio:
Loss ratio:
Current year	43.7%	45.5%		43.9%	43.3%
Prior years	(2.9)	(4.7)		(2.2)	(4.6)
Total	40.8	40.8		41.7	38.7
Expense ratio	51.9	52.5		52.2	53.9
Combined ratio	92.7%	93.3%		93.9%	92.6%

Net investment income:
Specialty Insurance	$142.5	$124.6	14.3%	$546.5	$462.7	18.1%
Title Insurance	16.0	14.9	7.5	63.2	57.0	10.8
Corporate & Other	11.6	15.5	(24.8)	63.3	58.5	8.2
Consolidated	$170.3	$155.1	9.8%	$673.1	$578.3	16.4%

Interest and other expenses (income):
Specialty Insurance	$15.5	$17.3		$62.3	$80.9
Title Insurance	(0.2)	(0.2)		(1.1)	(1.0)
Corporate & Other (b)	1.9	(0.5)		16.1	(9.3)
Consolidated	$17.2	$16.4	4.7%	$77.3	$70.5	9.6%

Pretax income excluding investment gains (losses):
Specialty Insurance	$228.0	$194.8	17.0%	$848.3	$787.8	7.7%
Title Insurance	55.4	43.9	26.3	144.1	133.5	7.9
Corporate & Other	1.6	(1.5)	N/M	7.3	16.9	(56.5)
Consolidated	285.0	237.1	20.2%	999.8	938.4	6.5%
Income taxes	58.0	46.6		202.7	188.8
Net income excluding investment
gains (losses)	227.0	190.4	19.2%	797.0	749.5	6.3%
Consolidated pretax investment gains (losses):
Realized from actual transactions
and impairments	(24.2)	(53.8)		88.8	(67.0)
Unrealized from changes in
fair value of equity securities	(130.1)	54.1		(18.9)	(123.9)
Total	(154.4)	0.2		69.9	(190.9)
Income taxes (credits)	(32.5)	—		14.2	(40.0)
Net of tax investment gains (losses)	(121.9)	0.1		55.7	(150.8)
Net income	$105.1	$190.6		$852.7	$598.6

(a) Includes related services.
(b) Includes consolidation/elimination entries.

Old Republic International Corporation

Specialty Insurance Segment Operating Results

	Quarters Ended December 31,			Years Ended December 31,
	2024	2023	% Change	2024	2023	% Change
Net premiums written	$1,239.9	$1,067.2	16.2%	$5,030.5	$4,356.3	15.5%
Net premiums earned	1,237.2	1,091.5	13.3	4,677.0	4,119.2	13.5
Net investment income	142.5	124.6	14.3	546.5	462.7	18.1
Other income	44.4	41.9	6.1	177.0	162.2	9.1
Operating revenues	1,424.2	1,258.1	13.2	5,400.6	4,744.3	13.8
Loss and loss adjustment expenses	793.4	710.5	11.7	2,999.1	2,553.3	17.5
Underwriting, acquisition, and other expenses	387.2	335.4	15.4	1,490.8	1,322.2	12.7
Interest and other expenses	15.5	17.3	(10.1)	62.3	80.9	(22.9)
Operating expenses	1,196.2	1,063.3	12.5	4,552.3	3,956.4	15.1
Segment pretax operating income	$228.0	$194.8	17.0%	$848.3	$787.8	7.7%

Loss ratio:
Current year	66.5%	70.2%		66.4%	67.7%
Prior years	(2.4)	(5.1)		(2.3)	(5.7)
Total	64.1	65.1		64.1	62.0
Expense ratio	27.7	26.9		28.1	28.2
Combined ratio	91.8%	92.0%		92.2%	90.2%

Specialty Insurance net premiums earned increased 13.3% for the quarter, and 13.5% for the full year, driven by a combination of premium rate increases, high renewal retention ratios, and new business production. The growth includes contributions from recently established insurance underwriting subsidiaries, including Old Republic Accident & Health's first quarter of premium production. Premium growth was most pronounced within commercial auto, property, and general liability. Public directors and officers (D&O) and transactional risk premiums (included within financial indemnity) declined throughout the year, largely due to market conditions and exiting the transactional risk business that produced $19.4 of net premiums earned in 2024. Commercial auto, general liability, and property continued to achieve strong rate increases, while rate declines continued in public D&O and workers' compensation.

The net investment income increase for both periods was primarily driven by higher investment yields earned, along with contributions from a higher invested asset base.

Overall, the 2024 loss ratios for Specialty Insurance reflect favorable prior year loss reserve development coming predominately from workers' compensation, commercial auto, and property coverages, however to a lesser degree than the historically high levels experienced in 2023. The 2024 favorable development was partially offset by unfavorable development from general liability and transactional risk. The current year loss ratio improved in the quarter due primarily to favorable trends in workers' compensation and commercial auto (which included a true-up for the full year in the fourth quarter of 2023). The expense ratios are in line with expectations and generally reflect the benefit from scale, offset by costs incurred to start-up new underwriting subsidiaries and invest in information technology.

Together, these factors produced profitable combined ratios and strong pretax operating income for the quarter and the full year. For Specialty Insurance, we target combined ratios between 90% and 95% over a full underwriting cycle, recognizing that quarterly and annual ratios and trends may deviate from this range, particularly given the long claim payment patterns associated with the business.

Old Republic International Corporation

Title Insurance Segment Operating Results

	Quarters Ended December 31,			Years Ended December 31,
	2024	2023	% Change	2024	2023	% Change
Net premiums and fees earned	$701.6	$645.4	8.7%	$2,619.1	$2,562.8	2.2%
Net investment income	16.0	14.9	7.5	63.2	57.0	10.8
Other income	0.1	0.1	N/M	0.6	0.7	N/M
Operating revenues	717.8	660.5	8.7	2,682.9	2,620.6	2.4
Loss and loss adjustment expenses	(0.8)	(1.0)	16.5	46.1	48.7	(5.4)
Underwriting, acquisition, and other expenses	663.5	617.9	7.4	2,493.8	2,439.3	2.2
Interest and other expenses (income)	(0.2)	(0.2)	N/M	(1.1)	(1.0)	N/M
Operating expenses	662.4	616.6	7.4	2,538.8	2,487.0	2.1
Segment pretax operating income	$55.4	$43.9	26.3%	$144.1	$133.5	7.9%

Loss ratio:
Current year	3.3%	3.3%		3.4%	3.7%
Prior years	(3.4)	(3.5)		(1.6)	(1.8)
Total	(0.1)	(0.2)		1.8	1.9
Expense ratio	94.5	95.7		95.2	95.2
Combined ratio	94.4%	95.5%		97.0%	97.1%

Title Insurance net premiums and fees earned increased by 8.7% for the quarter and 2.2% for the full year. Directly produced revenues grew in both 2024 periods, while agency produced revenues, which are reported on a lag, increased for the quarter and came in relatively flat for the full year. Commercial premiums increased moderately for the quarter and were generally flat for the full year, and represent approximately 23% of net premiums earned in the fourth quarter of 2024 as compared to 21% in 2023.

Net investment income increased, reflecting higher investment yields earned, partially offset by a lower invested asset base.

The loss ratios for Title Insurance reflect consistent levels of favorable prior year loss reserve development. For the full year, the current year loss ratio improved, driven by favorable claim trends.

Title Insurance expenses for the full year 2023 were impacted by the recovery of a $17.2 state sales tax assessment, which improved the corresponding expense ratio by 0.7 points. Excluding the impact of the state sales tax assessment, the expense ratios for both 2024 periods improved as a result of expense management and scale, most notably in the segment's direct operations.

Together, these factors produced higher pretax operating income in both 2024 periods.

Old Republic International Corporation

Corporate & Other Operating Results

	Quarters Ended December 31,			Years Ended December 31,
	2024	2023	% Change	2024	2023	% Change
Net premiums earned	$2.6	$6.5	(59.7)%	$14.6	$25.6	(42.8)%
Net investment income	11.6	15.5	(24.8)	63.3	58.5	8.2
Operating revenues	14.3	22.1	(35.2)	77.9	84.2	(7.5)
Benefits, loss and loss adjustment expenses	0.4	1.9	(76.4)	2.6	(5.4)	149.4
Insurance expenses	0.9	3.8	(74.7)	7.6	16.1	(52.3)
Corporate, interest, and other expenses - net	11.2	17.8	(36.9)	60.1	56.6	6.3
Operating expenses	12.7	23.6	(46.3)	70.5	67.3	4.8
Corporate & Other pretax operating income (loss)	$1.6	$(1.5)	N/M	$7.3	$16.9	(56.5)%

Corporate & Other includes a small life and accident insurance business, the RFIG Run-off business through the date of its sale of May 31, 2024, the parent holding company, and several internal corporate services subsidiaries. Corporate & Other tends to produce highly variable results stemming from volatility inherent in the lack of scale. Higher investment yields drove growth in net investment income for the full year. However, both 2024 periods were affected by a lower invested asset base, impacted by share repurchase activity, the sale of the RFIG Run-off business, and the timing of debt issuance and repayment activity in 2024. Full year corporate expenses reflect an increase in interest costs associated with the new senior notes issued in March 2024. In addition, full year 2023 expenses include a one-time charge of $10.7 relating to changes in the structure of a company benefit plan.

Summary Consolidated Balance Sheet

	December 31,	December 31,
	2024	2023
Assets:
Fixed income securities (at fair value)	$12,091.5	$12,139.9
Short-term investments (at fair value which approximates cost)	1,403.7	1,032.6
Equity securities (at fair value)	2,540.7	2,660.8
Other investments	42.8	34.3
Cash	208.0	202.8
Accrued investment income	127.9	117.0
Accounts and notes receivable	2,483.1	2,201.4
Federal income tax recoverable: Current	13.8	21.8
Reinsurance balances and funds held	423.1	544.7
Reinsurance recoverable	6,914.1	5,951.4
Deferred policy acquisition costs	531.3	417.8
Other assets	1,080.2	1,176.4
Total assets	$27,860.7	$26,501.4

Liabilities and Shareholders' Equity:
Loss and loss adjustment expense reserves	$13,727.7	$12,538.2
Unearned premiums	3,505.4	3,042.7
Other policyholders' benefits and funds held	174.0	150.3
Commissions, expenses, fees, and taxes	547.5	533.8
Reinsurance balances and funds held	1,409.8	1,380.9
Federal income tax: Deferred	129.1	105.6
Debt	1,588.7	1,591.2
Other liabilities	1,159.3	747.5
Total liabilities	22,241.8	20,090.7
Shareholders' equity	5,618.9	6,410.7
Total liabilities and shareholders' equity	$27,860.7	$26,501.4

Composition of shareholders' equity per share:
Equity before items below	$19.65	$20.51
Unrealized investment gains (losses) and other
accumulated comprehensive income (loss)	3.19	2.80
Total	$22.84	$23.31

Old Republic International Corporation

Investments

As of December 31, 2024, the consolidated investment portfolio reflected an allocation of approximately 84% to fixed income securities (bonds and notes) and short-term investments, and 16% to equity securities (common stock). The investment management process remains focused on retaining quality investments that produce consistent streams of investment income, while monitoring concentration limits among the insurance underwriting subsidiaries. The realized investment gains recognized during 2024 are reflective of these initiatives, along with tax planning and interest rate environment considerations. The fixed income portfolio continues to be the anchor for the insurance underwriting subsidiaries' obligations. The maturities of the fixed income securities are matched to the expected liabilities for claim payment obligations to policyholders and their beneficiaries. The equity portfolio consists of high-quality common stocks of U.S. companies with long-term records of reasonable earnings growth and steadily increasing dividends.

Old Republic’s investment portfolio is focused on ensuring solid funding of the insurance underwriting subsidiaries' obligations to policyholders and their beneficiaries, as well as the long-term stability of the subsidiaries’ capital base. For these reasons, the investment portfolio has extremely limited exposure to high risk or illiquid asset classes such as limited partnerships, derivatives, hedge funds or private equity investments. In addition, the Company does not engage in hedging or securities lending transactions, nor does it invest in securities with values predicated on non-regulated financial instruments with unfunded counter-party risk attributes. Old Republic performs regular stress tests of the investment portfolio to gain reasonable assurance that periodic downdrafts in market prices do not undermine the Company's financial strength.

Shareholders' Equity Per Share

Changes in shareholders' equity per share are reflected in the following table. As shown, these changes resulted mostly from net operating income, realized and unrealized investment gains (losses), and dividends to shareholders declared during the year.

	Quarter
	Ended
	Dec. 31,	Years Ended Dec. 31,
	2024	2024	2023	2022
Beginning balance	$25.71	$23.31	$21.07	$22.77
Changes in shareholders' equity:
Net income excluding net investment gains (losses)	0.92	3.09	2.65	2.80
Net of tax realized investment gains (losses)	(0.08)	0.27	(0.19)	0.17
Net of tax unrealized investment gains (losses):
Fixed income securities	(0.86)	0.12	1.31	(2.18)
Equity securities	(0.41)	(0.06)	(0.34)	(0.69)
Total net of tax realized and unrealized
investment gains (losses)	(1.35)	0.33	0.78	(2.70)
Cash dividends declared	(2.265)	(3.060)	(0.980)	(1.920)
Other - net	(0.18)	(0.83)	(0.21)	0.12
Net change	(2.87)	(0.47)	2.24	(1.70)
Ending balance	$22.84	$22.84	$23.31	$21.07
Change for the period	(11.2)%	(2.0)%	10.6%	(7.5)%
Change for the period, inclusive of cash dividends declared	(2.4)%	11.1%	15.3%	0.9%

Total capital returned to shareholders during the quarter was $733, comprised of $558 in dividends, and $174 in share repurchases. For the full year, total capital returned was $1,708, comprised of $766 in dividends, and $942 in share repurchases. Changes in shareholders' equity per share for both 2024 periods include the impact of a special cash dividend of $2.00 per share declared in the quarter and paid in January 2025.

Old Republic International Corporation

Managing Old Republic's Insurance Business for the Long-Run

The insurance business is distinguished from most others in that the prices (premiums) charged for most products are set without knowing what the ultimate loss costs will be. We also can't know exactly when claims will be paid, which may be many years after a policy was issued or expired. This casts Old Republic as a risk-taking enterprise managed for the long run. Old Republic therefore conducts the business with a primary focus on achieving favorable underwriting results over cycles, and on maintaining a sound financial condition to support our insurance underwriting subsidiaries' obligations to policyholders and their beneficiaries.

The Company is managed for the long run and with little regard to quarterly or even annual reporting periods. These time frames are too short. Management believes results are best evaluated by looking at underwriting and overall operating performance trends over 10-year intervals. These likely include one or two economic and/or underwriting cycles. This provides enough time for these cycles to run their course, for premium rate changes and subsequent underwriting results to be reflected in financial statements, and for reserved loss costs to be quantified with greater certainty.

Financial Supplement:
•A financial supplement to this news release is available on the Company's website:
www.oldrepublic.com

About Old Republic

Chicago-based Old Republic International Corporation is one of the nation's 50 largest shareholder-owned insurance businesses. It is a member of the Fortune 500 listing of America’s largest companies. The Company is organized as an insurance holding company whose subsidiaries actively market, underwrite, and provide risk management services for a wide variety of coverages mostly in the property and casualty and title insurance fields. Old Republic’s specialty insurance business ranks among the nation’s 50 largest, while its title insurance business is the third largest in its industry.

Conference Call Information
Old Republic has scheduled a conference call at 3:00 p.m. ET (2:00 p.m. CT) today to discuss its fourth quarter 2024 performance and to review major operating trends and business developments. The call can be accessed live on Old Republic's website at www.oldrepublic.com or by dialing 1-888-510-2411, passcode 4060501. Interested parties may also listen to a replay of the call through January 30, 2025 by dialing 1-800-770-2030, passcode 4060501, or by accessing it on Old Republic International's website.

Old Republic International Corporation

Safe Harbor Statement

Historical data pertaining to the operating results, liquidity, and other performance indicators applicable to an insurance enterprise such as Old Republic are not necessarily indicative of results to be achieved in succeeding years. In addition to the factors cited below, the long-term nature of the insurance business, seasonal and annual patterns in premium production and incidence of claims, changes in yields obtained on invested assets, changes in government policies and free markets affecting inflation rates and general economic conditions, and changes in legal precedents or the application of law affecting the settlement of disputed and other claims can have a bearing on period-to-period comparisons and future operating results.

Some of the oral or written statements made in the Company's reports, press releases, and conference calls following earnings releases, can constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally include words such as "expect," "predict," "estimate," "will," "should," "anticipate," "believe," and similar expressions. Any such forward-looking statements involve assumptions, uncertainties, and risks that may affect the Company's future performance. With regard to Old Republic's Specialty Insurance segment, its results can be particularly affected by the level of market competition, which is typically a function of available capital and expected returns on such capital among competitors, the levels of investment yields and inflation rates, and periodic changes in claim frequency and severity patterns caused by natural disasters, weather conditions, accidents, illnesses, work-related injuries, claims development and the impact on loss reserves, adequacy and availability of reinsurance, uncertainties in underwriting and pricing risks, and unanticipated external events. Title Insurance results can be affected by similar factors, and by changes in national and regional housing demand and values, the availability and cost of mortgage loans, and employment trends. Life and accident insurance earnings can be affected by the levels of employment and consumer spending, changes in mortality and health trends, and alterations in policy lapsation rates. At the parent holding company level, operating earnings or losses are generally reflective of the amount of debt outstanding and its cost, interest income on temporary holdings of short-term investments, and period-to-period variations in the costs of administering the Company's widespread operations. In addition, results could be particularly affected by technology and security breaches or failures, including cybersecurity incidents.

A more detailed listing and discussion of the risks and other factors which affect the Company's risk-taking insurance business are included in Part I, Item 1A - Risk Factors, of the Company's 2023 Form 10-K, and the various risks, uncertainties, and other factors that are included from time to time in other Securities and Exchange Commission filings.

Any forward-looking statements or commentaries speak only as of their dates. Old Republic undertakes no obligation to publicly update or revise any and all such comments, whether as a result of new information, future events or otherwise, and accordingly they may not be unduly relied upon.

For Old Republic's latest news releases and other corporate documents: Please visit us at www.oldrepublic.com

Alternatively, please write or call:

Investor Relations
Old Republic International Corporation
307 North Michigan Avenue, Chicago, IL 60601
(312) 346-8100